 Exhibit 32.2
CFO CERTIFICATION OF QUARTERLY REPORT
I, Gilberto Antoniazzi, Vice President and Chief Financial Officer of Livent Corporation (“the Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, based on my knowledge that:

(1)
the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2019 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 6, 2019

/s/ Gilberto Antoniazzi

Gilberto Antoniazzi
Vice President and Chief Financial Officer